  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1996


                                                    REGISTRATION NO. 333-10241

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                        AMENDMENT NUMBER 1 TO FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                            STREAMLOGIC CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                               95-3093858
   (STATE OR OTHER JURISDICTION                   (IRS EMPLOYER
 OF INCORPORATION OR ORGANIZATION)            IDENTIFICATION NUMBER)

                             21329 NORDHOFF STREET
                         CHATSWORTH, CALIFORNIA 91311
                                (818) 701-8400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                LEE N. HILBERT
                            CHIEF FINANCIAL OFFICER
                             21329 NORDHOFF STREET
                         CHATSWORTH, CALIFORNIA 91311
                                (818) 701-8400
 (Name, address, including zip code, telephone number, including area code, of agent for service)

                                   COPY TO:
                           Brian G. Cartwright, Esq.
                               Latham & Watkins
                       633 West Fifth Street--Suite 4000
                         Los Angeles, California 90071
                                (213) 485-1234

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
  If the only securities being registered on this form are being offered pursuant to dividend reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   TITLE OF EACH    AMOUNT TO  PROPOSED MAXIMUM   PROPOSED MAXIMUM   AMOUNT OF
CLASS OF SECURITIES     BE      OFFERING PRICE   AGGREGATE OFFERING REGISTRATION
  TO BE REGISTERED  REGISTERED  PER SECURITY (1)      PRICE (1)      FEE (1)(2)
--------------------------------------------------------------------------------
Common Stock, par value
 $1.00 per share..........2,636,123     $1.25          $3,295,154      $1,579.61
--------------------------------------------------------------------------------
Common Stock Purchase
 Rights (3)                  *             *                   *              *
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. The proposed Maximum Aggregate Offering Price was calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices reported in the consolidated reporting system on November 1, 1996.

(2) Amount calculated pursuant to Section 6(b) under the Securities Act. Of such amount, $1,056.88 was paid on August 15, 1996. $522.73 is being paid concurrently herewith to cover the filing fees with respect to the additional 1,380,000 shares added by this Amendment No. 1.
(3) The Common Stock Purchase Rights are initially carried and traded with the Common Stock. The value attributable to the rights, if any, is reflected in the value of the Common Stock. Accordingly, pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify by Rights as to the amount to be registered, proposed maximum offering price per security or proposed maximum aggregate offering price.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             SUBJECT TO COMPLETION

             PRELIMINARY PROSPECTUS, DATED NOVEMBER 4, 1996



                               2,636,123 SHARES

                            STREAMLOGIC CORPORATION

                                 COMMON STOCK
                          (PAR VALUE $1.00 PER SHARE)

                                  -----------

  All of the shares of Common Stock, par value $1.00 per share ("Common Stock"), of StreamLogic Corporation, a Delaware corporation (the "Company"), offered hereby (the "Shares") are being offered by a stockholder of the Company (the "Selling Stockholder") as described more fully herein. The Company will not receive any of the proceeds from the sale of the Shares offered hereby. See "Use of Proceeds," "Selling Stockholder" and "Plan of Distribution."

  The Common Stock is traded on the Nasdaq National Market under the symbol "STLC." On November 1, 1996, the last reported sale price of the Common Stock on the Nasdaq National Market was $1 3/16 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
   PASSED   UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.   ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  This Prospectus relates to 2,636,123 shares of Common Stock which were originally issues by the Company to the Selling Stockholder in transactions exempt from the requirements of the Securities Act of 1933, as amended. 1,256,123 of such shares were issued as of July 1, 1996 and the remaining 1,380,000 shares were issued as of November 4, 1996. The issuance of the 2,636,123 shares of Common Stock to such person was made in connection with the Company's minority equity investment in FWB Software, LLC, a California limited liability company. The Selling Stockholder, directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the Shares from time to time on terms to be determined at the time of sale. To the extent required, the specific shares to be sold, public offering price, the names of any such agent, dealer or underwriter and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Selling Stockholder" and "Plan of Distribution."


            THE DATE OF THIS PROSPECTUS IS NOVEMBER __, 1996

  Certain information incorporated by reference into this Prospectus under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business" and elsewhere include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and is subject to the safe harbor created by that section. Certain factors that could cause results to differ materially from those projected in the forward-looking statements are set forth under the caption "Cautionary Statement for Purposes of the 'Safe Harbor' Provisions of the Private Securities Litigation Reform Act of 1995" incorporated by reference herein.


                             AVAILABLE INFORMATION

  The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the New York Regional Office of the Commission, Seven World Trade Center, Suite 1300, New York, New York 10048, and at the Chicago Regional Office of the Commission, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock is listed on the Nasdaq National Market System under the symbol "STLC". Reports, proxy materials and other information concerning the Company can also be inspected at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, NW, Washington, DC 20006-1500.

  The Company has filed with the Commission a Registration Statement on Form S-3 (together with any and all amendments, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of the Common Stock and associated Rights offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. In addition, certain documents filed by the Company with the Commission have been incorporated herein by reference. See "Incorporation of Certain Documents by Reference." For further information regarding the Company and the Common Stock and associated Rights offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto and the documents incorporated herein by reference.

  The principal executive offices of the Company are located at 21329 Nordhoff Street, Chatsworth, California 91311; (818) 701-8400.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, which have been filed by the Company with the Commission, are incorporated herein by reference: (i) the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 1996 and Amendment Number 1 thereto on Form 10-Q/A filed on October 16, 1996; (ii) the Company's Transition Report on Form 10-K for the transition period from December 30, 1995 to March 29, 1996, (iii) Current Reports on Form 8-K dated May 13, 1996 as amended on May 28, 1996 and dated August 15, 1996; (iv) the Company's Proxy Statement dated April 23, 1996 related to the Annual Meeting of Stockholders held on May 22, 1996; (v) the Company's Proxy Statement dated October 7, 1996 related to the proposed tender offer by the Company for its 6% Convertible Subordinated Debentures due 2012, and the Supplement thereto dated November ___, 1996; (vi) a Description of Capital Stock in Amendment No. 1 to a Registration Statement filed on Form S-3 filed on April 17, 1991; and (vii) a Rights Agreement dated as of May 18, 1989 between the Company and First Interstate Bank of California (filed

June 2, 1989) as amended by Amendment No. 1 to Rights Agreement dated October 3, 1995 (filed November 13, 1995), Amendment No. 2 to Rights Agreement dated March 26, 1996 (filed July 5, 1996) and Amendment No. 3 to Rights Agreement dated May 22, 1996 (filed August 12, 1996). In addition, each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of the offering of Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date such document is filed with the Commission.

  Any statement contained herein, or any document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of the Registration Statement or this Prospectus.

  The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Written or oral requests for such copies should be directed to:
Lee N. Hilbert, Chief Financial Officer, StreamLogic Corporation, 21329 Nordhoff Street, Chatsworth, California 91311, (818) 701-8400.

                                USE OF PROCEEDS

  The proceeds from the sale of the shares of Common Stock offered hereby are solely for the account of the Selling Stockholder. Accordingly, the Company will receive none of the proceeds from sales thereof.

                              SELLING STOCKHOLDER

  As of the date of this Prospectus, FWB Software, LLC, a California limited liability company, (the "Selling Stockholder"), owns 2,636,123 shares of Common Stock (approximately 12.9% of the Common Stock outstanding as of November 4,
1996). As of the date hereof, the Selling Stockholder owns no other shares of StreamLogic Common Stock.

In connection with the issuance of the 2,636,123 Shares of Common Stock to the Selling Stockholder, the Company agreed to file and use its best efforts to cause to be declared effective the Registration Statement of which this Prospectus is a part. The Company has also agreed to use its best efforts to keep the Registration Statement effective until the earlier of (A) the first anniversary of the effective date of the Registration Statement plus any "blackout" periods imposed during such year, provided that the Selling Stockholder shall use its best efforts to sell the Common Stock within the first one hundred eighty (180) days following the effectiveness of the Registration Statement plus any "blackout" periods imposed during such 180-day period and any periods during which the Company's Common Stock is not listed on either the Nasdaq Stock Market or any national securities exchange, (B) such time as all of the Shares have been resold, and (C) such date as all of the Shares may be resold under Rule 144 during a three month period. The Company has agreed to indemnify the Selling Stockholder and each of its officers, directors, employees, partners, legal counsel and accountants, and each person controlling FWB Software,

LLC, and each underwriter, if any, and each person who controls any such underwriter, against certain expenses, claims, losses, damages and liabilities (or action in respect thereof). The Company has agreed to pay its expenses of registering the Shares under the Securities Act, including registration and filing fees, blue sky expenses, printing expenses, administrative expenses and its own counsel fees.

                             PLAN OF DISTRIBUTION

  The Selling Stockholder may sell Shares in any of the following transactions:
(i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the Shares by the Selling Stockholder may be effected from time to time in one or more transactions in the over-the-counter market, in the Nasdaq National Market or in privately negotiated transactions at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder and any underwriters, dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any profit on the sale of the Shares by them and any discounts, concessions or commissions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of Shares is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the aggregate number of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, concessions or commissions and other items constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

  Certain of the underwriters, dealers or agents may have other business relationships with the Company and its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Latham & Watkins, 633 West Fifth Street, Los Angeles, California 90071.

                                    EXPERTS

  The consolidated financial statements of StreamLogic Corporation appearing in StreamLogic Corporation's Transition Report on Form 10-K for the transition period from December 30, 1995 to March 29, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

             ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the fees and expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereunder, other than underwriting discounts and commissions. Except for the SEC registration fee, all amounts are estimates.

  SEC Registration Fee............................................. $ 1,579
  Printing and Engraving Expenses..................................   5,000
  Legal Fees and Expenses..........................................  10,000
  Accounting Fees and Expenses.....................................   5,000
  Registrar and Transfer Agent Fees and Expenses...................   1,000
  Blue Sky Fees and Expenses.......................................   1,000
  Miscellaneous Expenses...........................................   1,421
                                                                    -------
    Total.......................................................... $25,000
                                                                    =======

  All of the costs identified above will be paid by the Company.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 102(b)(7) of the General Corporation Law of Delaware ("Delaware Law") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The Certificate of Incorporation of the Company, as amended, provides in effect for the elimination of the liability of directors to the extent permitted by Delaware Law.

  Section 145 of the Delaware Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Company's Bylaws entitle officers and directors of the Company to indemnification to the fullest extent permitted by Delaware Law.

  The Company has entered into an agreement with each of its directors and certain officers which provide for indemnification by the Company against certain liabilities, including liabilities under the Securities Act. In addition, the Company maintains an insurance policy with respect to potential liabilities of its directors and officers, including potential liabilities under the Securities Act. Additionally, the Company has established an Indemnification Trust for the benefit of directors and certain executive officers and has deposited $500,000 in such trust to secure the indemnification obligations of the Company to such persons.

  See Item 17 of this Registration Statement regarding the opinion of the Securities and Exchange Commission with respect to indemnification for liabilities arising under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      EXHIBIT
      NUMBER  DESCRIPTION OF EXHIBIT
      ------- ----------------------
       5.1    Opinion of Latham & Watkins
       10.1 OEM License Agreement, signed July 8, 1996 effective July 1, 1996 between StreamLogic Corporation and FWB Software, Inc.
       10.2   Trademark License Agreement, signed July 8, 1996 effective July 1,
              1996 between StreamLogic Corporation and FWB Software, Inc.
       10.3   Assignment of Equipment Leases, signed July 8, 1996 effective July
              1, 1996 between StreamLogic Corporation, FWB Software, Inc. and FWB Software, LLC (a California limited liability company)
       10.4 Assignment and Assumption Agreement, signed July 8, 1996 effective July 1, 1996 between StreamLogic Corporation and FWB Software, Inc.
       10.5 Operating Agreement of FWB Software, LLC, signed July 8, 1996 effective July 1, 1996 among StreamLogic Software Corporation (a Delaware corporation and wholly-owned subsidiary of StreamLogic
              Corporation), FWB Software, Inc., and FWB Software, LLC
       10.6   Company Rights Agreement, signed July 8, 1996 effective July 1,
              1996 between StreamLogic Corporation and FWB Software, LLC
       10.7   Rights Agreement, signed July 8, 1996 effective July 1, 1996 by and among StreamLogic Software Corporation, FWB Software, Inc.
              and FWB Software, LLC
       10.8 Letter of Understanding regarding Operating Agreement of FWB Software, LLC, dated November 1, 1996
       23.1   Consent of Latham & Watkins (included in Exhibit 5.1)
       23.2   Consent of Ernst & Young LLP.
       24.1* Powers of Attorney of certain directors and officers of the Company
       * previously filed

ITEM 17. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS IN CONNECTION WITH THIS OFFERING MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                               ----------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents
 by Reference..............................................................   2
Use of Proceeds............................................................   3
Selling Stockholder........................................................   3
Plan of Distribution.......................................................   3
Legal Matters..............................................................   3
Experts....................................................................   3


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                               2,636,123 SHARES

                                  STREAMLOGIC
                                  CORPORATION

                                 COMMON STOCK
                          (Par Value $1.00 per Share)

                               ----------------

                                  PROSPECTUS

                               ----------------

                                November __, 1996

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment Number 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on November 4, 1996.

                                        STREAMLOGIC CORPORATION

                                        By         /s/ Lee N. Hilbert
                                          ----------------------------------
                                                    (Lee N. Hilbert,
                                                    Chief Financial Officer)

                                        Date         November 4, 1996
                                            --------------------------------




  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            SIGNATURE                    TITLE                   DATE
            ---------                    -----                   ----
    /s/ J. Larry Smart            Director and Principal     November 4, 1996
--------------------------------    Executive Officer
       (J. Larry Smart)

      /s/ Lee N. Hilbert                 Principal           November 4, 1996
--------------------------------     Financial Officer
         (Lee N. Hilbert)

              *                                              November 4, 1996
--------------------------------         Director
        (Ericson M. Dunstan)

              *                          Director            November 4, 1996
--------------------------------
     (Chriss W. Street)

              *                                              November 4, 1996
--------------------------------         Director
        (Greg L. Reyes, Jr.)

* By Lee N. Hilbert, Attorney in Fact

      /s/ Lee N. Hilbert
--------------------------------
         (Lee N. Hilbert)


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 EXHIBIT INDEX

EXHIBIT                                                            SEQUENTIAL
  NO.                     DESCRIPTION OF EXHIBIT                    PAGE NO.
-------                   ----------------------                   ----------
   5.1  Opinion of Latham & Watkins
  10.1  OEM License Agreement, signed July 8, 1996 effective July 1, 1996 between StreamLogic Corporation and FWB Software, Inc.
  10.2  Trademark License Agreement, signed July 8, 1996 effective July 1, 1996 between StreamLogic Corporation and FWB Software, Inc.
  10.3  Assignment of Equipment Leases, signed July 8, 1996 effective July 1,
        1996 between StreamLogic Corporation, FWB Software, Inc. and FWB
        Software, LLC (a California limited liability company)
  10.4  Assignment and Assumption Agreement, signed July 8, 1996 effective July
        1, 1996 between StreamLogic Corporation and FWB Software, Inc.
  10.5  Operating Agreement of FWB Software, LLC, signed July 8, 1996 effective
        July 1, 1996 among StreamLogic Software Corporation (a Delaware corporation and wholly-owned subsidiary of StreamLogic Corporation), FWB
        Software, Inc., and FWB Software, LLC
  10.6  Company Rights Agreement, signed July 8, 1996 effective July 1, 1996 between StreamLogic Corporation and FWB Software, LLC
  10.7  Rights Agreement, signed July 8, 1996 effective July 1, 1996 by and among StreamLogic Software Corporation, FWB Software, Inc. and FWB
        Software, LLC
  10.8  Letter of Understanding regarding Operating Agreement of FWB Software,
        LLC, dated November 1, 1996
  23.1  Consent of Latham & Watkins (included in Exhibit 5.1)
  23.2  Consent of Ernst & Young LLP.
  24.1* Powers of Attorney of certain directors and officers of the Company
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* previously filed